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                                 May 27, 1999
                                                                   Exhibit 10.33


Via Hand Delivery
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Mr. Stuart Thompto


Dear Stuart,

     This letter sets forth the substance of our agreement (the "Agreement") regarding the termination of your employment with CrossWorlds Software, Inc. (the "Company"). To aid in your employment transition, the Company hereby offers you the following severance agreement:

     1.  Separation.  Your last day of work at the Company was May 25, 1999, and
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your employment was terminated as of that day ("Separation Date").

     2.  Accrued Salary and Vacation.  Regardless of whether or not you sign the
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Release attached as Exhibit A, the Company will pay you all accrued salary, and
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all accrued and unused vacation up to and including the Separation Date, subject to standard payroll deductions and withholdings (including without limitation taxes and social security payments).

     3.  Exercise of Options.  Pursuant to the Company's stock plan, you must
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exercise your vested shares within 30 days of the Separation Date.

     4.  Payments and Benefits.  In addition to the payments in Section 2,
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although the Company has no policy regarding the payment of any severance benefits, the Company agrees to provide you with the following, provided that you (i) sign the Release attached as Exhibit A and (ii) deliver the signed
                                     ---------
Release to the Company:

     a.  Severance Payment.  The Company will pay you four and one-half months'
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         base salary, calculated from the Separation Date through October 8,
         1999, subject to payroll deductions and withholdings (including without limitation taxes and social security payments), to the extent applicable.

     b.  Health Insurance.  If you elect and are eligible for COBRA coverage,
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         the Company will pay for your premiums through October 8, 1999 under federal COBRA law for your medical, dental and vision insurance for you (and, to the extent you covered any spouse or dependents under your Company medical, dental and/or vision plans as of the date of this Agreement, your spouse and/or such dependents). However, if you become employed full-time prior to the end of such period, the Company shall have no obligation to pay such premiums. To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, after October 8, 1999 you will be eligible to continue your health insurance benefits at your own expense and, later, to convert to an

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          individual policy if you wish. You will be provided with a separate notice of your COBRA rights.

     c.   Other Compensation or Benefits.  You acknowledge that, except as
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          expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

     5.   Expense Reimbursements.  You hereby agree that, within two (2) weeks
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after the Separation Date, you will have submitted your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

     6.  Confidentiality.  The provisions of this Agreement shall be held in
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strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and other professional advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

     You agree that at all times during the term of your employment with the Company and thereafter to hold in strictest confidence, and not to use except for the benefit of the Company or disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including but not limited to research, product plans, products, services, customer lists and customers (including but not limited to customers of the Company on whom you called or with whom you became acquainted during the term of your employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to you by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

     7.   Nondisparagement.  Both you and the Company agree not to disparage the
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other in any manner likely to be harmful to the other, the business reputation of the Company's employees or to the Company's business or reputation, provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

     8.   Covenant Not to Sue and Liquidated Damages.  You hereby covenant not
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to sue or to initiate any other legal or administrative proceedings with regard to any or all claims released in the Release attached as Exhibit A.  Both you
                                                         ---------
and the Company agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by

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breach of the covenant not to sue provision in this paragraph or the Release attached as Exhibit A. Therefore, in the event of such a breach, you hereby
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authorize the Company to: cease providing you with all other benefits provided to you or on your behalf under Section 4 (Payments and Benefits) of this Agreement, and recover from you all payments and benefits already provided to you or on your behalf under Section 4 of this Agreement. You further agree that this liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Company due to any such breach. You also agree that nothing in this section is intended to limit the Company's right to obtain injunctive and other relief as may be appropriate.

     9.  No Admissions.  It is understood and agreed by the parties that this
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Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall no be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

     10.  Release.  In exchange for the payments and benefits provided under
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Section 4 hereof and other consideration under this Agreement to which you would not otherwise be entitled, you agree to execute the Release attached as Exhibit
                                                                        -------
A.
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     11.  General.  This Agreement shall bind the heirs, personal
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representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This
Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. The parties hereby acknowledge that they have carefully read this Agreement, have been afforded the opportunity to be advised of its meaning and consequences by their respective attorneys, and signed the same by their own free will. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement may be

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executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     12.  Consultation and Revocation.  The Company hereby advises you to
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discuss this Agreement and the attached Release with an attorney before executing it. You acknowledge that the Company has provided you with at least 21 days within which to review and consider this Agreement before executing the Release attached as Exhibit A. Should you decide not to use the full 21 days,
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then you knowingly and voluntarily waive any claim that you were not in fact given that period of time or did not use the entire 21 days to consult an attorney and/or consider this Agreement.

     You and the Company acknowledge and agree that you may revoke this Agreement up to 7 calendar days following your execution of the Release attached as Exhibit A and that it shall not become effective or enforceable until the
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revocation period has expired. You and the Company further acknowledge and agree that such revocation must be in writing addressed to Mark Kent, Chief Financial Officer of the Company at 577 Airport Boulevard, Suite 800, Burlingame, CA 94010 and received by the Company not later than midnight on the 7/th/. day following your execution of the Release. If you revoke this Agreement under this paragraph, this Agreement shall not be effective or enforceable and you will not receive the benefits described in Section 4 above.

     If you wish to accept the terms of this Agreement, please sign the attached Release and return it to me. On behalf of the Company, I wish you the very best in your future endeavors.

                         Very truly yours,

                         /s/ Mark Kent

                         Mark Kent
                         Chief Financial Officer and Senior Vice President

Attachment:  Release

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                                   EXHIBIT A
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                                    RELEASE
                                    -------

     I understand and agree completely to all the terms set forth in the foregoing letter dated May 27, 1999.

     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

     Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.


                              By:   /s/ Stuart Thompto
                                 ---------------------------
                                        Stuart Thompto

                              Date:         6/3/99
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